As filed with the Securities and Exchange Commission on March 14, 2000                             Registration No. 333-30770

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------
                                 Amendment No. 1
                                       to
                                    Form S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------

                            U.S. WIRELESS CORPORATION
             (Exact name of Registrant as specified in its charter)

                    DELAWARE                              2303 Camino Ramon, Suite 200                 13-3704059
 (State or other jurisdiction of Incorporation             San Ramon, California 94583       (I.R.S. Employer Identification Number)
                or organization)                                 (925) 327-6200

   (Address and telephone number of Registrant's principal executive offices)

                              DR. OLIVER HILSENRATH
                             Chief Executive Officer
                          2303 Camino Ramon, Suite 200
                           San Ramon, California 94583
                                 (925) 327-6200
            (Name, address, including ZIP code, and telephone number,
                   including area code, of agent for service)

                                 ---------------
                                   Copies to:

DAVID KLARMAN, ESQ.                             GREGORY EZRING, ESQ.
U.S. Wireless Corporation                       Latham & Watkins
2303 Camino Ramon, Suite 200                    885 Third Avenue
San Ramon, California 94583                     New York, New York 10022
(925) 327-6200                                  (212) 906-1200

                                 ---------------
                  Approximate date of commencement of proposed
                              sale to the public:

              From time to time after the effective date of this Registration Statement, as determined by the Registrant.

                                 ---------------

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _____________

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.| | -------------

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                 ---------------

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

     The expenses to be paid by the Company in connection with the distribution of the securities being registered are as set forth in the following table:

       Securities and Exchange Commission Fee..........................................................   $     118,000
     *Rating Agency Fees...............................................................................         100,000

     *Legal Fees and Expenses..........................................................................         150,000
     *Accounting Fees and Expenses.....................................................................          75,000
     *Printing Expenses................................................................................          30,000
     *Blue Sky Fees....................................................................................           5,000
     *Trustee/Issuing & Paying Agent Fees and Expenses.................................................          10,000
     *Transfer Agent Fees & Expenses...................................................................           5,000
     *Miscellaneous....................................................................................           9,000
        *Total.........................................................................................        $502,000
                                                                                                               ========

-----------
*  Estimated.

Item 15.  Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law (the "DGCL"), Article Fifth of the Amended and Restated Certificate of Incorporation and Article Twelfth of the Bylaws provide for indemnification of U.S. Wireless Corporation's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended (the "Securities Act"). Article Twelfth provides that U.S. Wireless Corporation shall indemnify, to the full extent permitted by the laws of Delaware, each person made or threatened to be made a party to any action or proceeding and may advance or reimburse expenses incurred in defending any proceeding for which such right to indemnification is applicable provided that the indemnitee (i) provides U.S. Wireless Corporation with an undertaking to repay all amounts advanced if it is ultimately determined that such person is not entitled to indemnification or, if indemnification is granted, to the extent the expenses advanced or reimbursed exceed the amount to which such person is entitled and (ii) cooperates in good faith with any request by U.S. Wireless Corporation that common counsel be utilized.

     The general effect of the provisions in U.S. Wireless Corporation's Amended and Restated Certificate of Incorporation, Bylaws and the DGCL is to provide that U.S. Wireless Corporation shall indemnify its directors and officers against all liabilities and expenses actually and reasonably incurred in connection with the defense or settlement of any judicial or administrative proceedings in which they have become involved by reason of their status as corporate directors or officers, if they acted in good faith and in the reasonable belief that their conduct was neither unlawful (in the case of criminal proceedings) nor inconsistent with the best interests of U.S. Wireless Corporation. With respect to legal proceedings by or in the right of U.S. Wireless Corporation in which a director or officer is adjudged liable for improper performance of his duty to U.S. Wireless Corporation or another enterprise for which such person served in a similar capacity at the request of U.S. Wireless Corporation, indemnification is limited by such provisions to that amount which is permitted by the court.

Item 16.  Exhibits

     See Exhibit Index.

Item 17.  Undertakings

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that the information required to be included in a post-effective amendment by paragraphs (1)(i) and(1)(ii) above may be contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act and (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange
Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (5) To file an application for the purpose of determining the eligibility of the trustee to act under Subsection (a) of Section 310 of the TIA in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the TIA.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of San Ramon, State of California, on the 13th day of March, 2000.

                         U.S. WIRELESS CORPORATION



                            By: /s/ Oliver Hilsenrath
                          Name: Dr. Oliver Hilsenrath
                         Title: Chief Executive Officer, President and Director

                  Pursuant to the requirements of the Securities Act, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                 Signature                                       Title                                 Date

       /s/ Dr. Oliver Hilsenrath               Chief Executive Officer, President and            March 13, 2000
           Dr. Oliver Hilsenrath               Director (Principal Executive
                                               Officer, Principal Financial Officer
                                               and Principal Accounting Officer)


                     *                         Director                                          March 13, 2000
-----------------------------------------
            Louis Golm


                     *                         Director                                          March 13, 2000
----------------------------------------
            Dennis Francis


                     *                         Director                                          March 13, 2000
-----------------------------------------
            Barry West


                     *                         Director                                          March 13, 2000
-----------------------------------------
            Irwin Gross


* By Dr. Oliver Hilsenrath, Attorney-in-Fact

                                  EXHIBIT INDEX

       1.1     Form of Purchase Agreement
       3.2.1   Amended and Restated Certificate of Incorporation of the Company (incorporated by reference from the
               Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1999 (the "1999 Form 10-KSB"))
       3.2.2   Certificate of Amendment of the Certificate of Incorporation of the Company (incorporated by reference from the 1999 Form 10-KSB)
       3.2.3   Certificate of Amendment of the Certificate of Incorporation of the Company (incorporated by reference from the 1999 Form 10-KSB)
       3.4     By-Laws of the Company (incorporated by reference from the Company's Registration Statement on Form SB-2 dated March 28, 1994 under File No. 33-68306-NY (the "1994 Form SB-2")
       3.4.1   Amendment to the By-Laws dated November 25, 1997 (incorporated by reference from the Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1998 (the "1998 Form 10-KSB"))
       3.5     Form of Common Stock Certificate (incorporated by reference from the 1994 Form SB-2).
       3.6     Form of Series A Preferred Stock Certificate (incorporated by reference from the 1998 Form 10-KSB)
       3.6.1   Form of Series B Preferred Stock Certificate (incorporated by reference from the 1999 Form 10-KSB)
       4.1     Form of Senior Indenture
       4.2     Form of Subordinated Indenture
     **4.3     Form of Specimen of Senior Debt Security
     **4.4     Form of Specimen of Subordinated Debt Security
       4.5     Form of Warrant Agreement
       4.8     Form of Warrant (included in Exhibit 4.5)
     **4.9     Form of Deposit Agreement
       5.1     Opinion of Latham & Watkins as to validity of Offered Securities
     *23.1     Consent of Haskell & White LLP
      23.2     Consent of Latham & Watkins (included in its opinion filed as Exhibit 5.1)
     *24.1     Power of Attorney of Registrant's Director and Officers
    **25.1     Statement of Eligibility of trustee on Form T-1 with respect to indenture

--------------
 *  Previously filed.
 ** To be incorporated by reference in connection with the offering of any Offered Securities.